UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 10, 2009

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000 – 30733 (Commission File Number)	41-1978822 (I.R.S. Employer Identification Number)

10700 Bren Road West Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Compensation
     On February 10, 2009, the Board of Directors of American Medical Systems Holdings, Inc. ratified the Compensation Committee’s recommended 2009 Executive Variable Incentive Plan (“2009 EVIP”) and the 2009 base salaries and option grants, and target bonuses under the 2009 EVIP for each of its executive officers, including its principal executive officer, principal financial officer and each of the company’s other “named executive officers” (as defined in Regulation S-K Item 402(a)(3)) who were identified in its proxy statement for its 2008 annual meeting and are currently employed by the company.
     2009 Base Salary and Option Grants.
     On February 10, 2009, the Board of Directors ratified the Compensation Committee’s recommended 2009 base salaries (effective as of February 2, 2009) for, and granted options to purchase shares of company common stock to, each of its executive officers. All options were granted under the company’s 2005 Stock Incentive Plan at an exercise price of $10.825 (the average of high and low sale prices on the grant date). All options vest with respect to twenty-five percent of the shares on March 31, 2010 and with respect to 6.25% of the shares on the last day of each calendar quarter thereafter. All options have a term of seven years. The 2009 base salaries and option awards for the company’s named executive officers are as follows: Anthony P. Bihl III, President and Chief Executive Officer ($500,000 and 125,000 shares); Ross A. Longhini, Executive Vice President and Chief Operating Officer ($339,600 and 60,000 shares); Mark A. Heggestad, Executive Vice President and Chief Financial Officer ($295,000 and 60,000 shares).
     2009 Executive Variable Incentive Plan.
     On February 10, 2009, the Board ratified the Compensation Committee’s recommended 2009 EVIP and target bonuses for executive officers under the 2009 EVIP. The 2009 EVIP provides for payment of a bonus based on achievement of net sales, net income and cash flow objectives in the 2009 operating plan approved by the Board. The total bonus is weighted 40% for achieving the net sales objective, 30% for achieving the net income objective and 30% for achieving the cash flow objective. The bonus payable under the plan is pro-rated for achievement above the minimum threshold and increases with percentage achievement relative to the objectives, and 100% of the target bonus will be paid at 100% achievement of the plan objectives. The maximum bonus payable under the plan will be 200% of the target bonus at 110% achievement of the net sales and net income objectives and 115% achievement of the cash flow objective. Bonuses for achieving the net sales and net income objectives will be paid beginning at 95% achievement of the net sales objective and 90% achievement of the net income objectives, respectively. Bonuses for achieving these objectives will be determined and paid quarterly. Bonuses for achieving the cash flow objective will be paid beginning at 85% achievement of the cash flow objective, and bonuses for achieving this objective will be determined and paid annually. The target bonus under the 2009 EVIP, expressed as a percentage of base salary, for the company’s named executive officers are as follows: Anthony P. Bihl III, President and Chief Executive Officer (100%); Ross A. Longhini, Executive Vice President and Chief Operating Officer (70%); and Mark A. Heggestad, Executive Vice President and Chief Financial Officer (60%).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

Dated: February 12, 2009	By: Name:	/s/ Mark A. Heggestad Mark A. Heggestad
	Title:	Executive Vice President and Chief Financial Officer